AGREEMENT

         This Agreement ("Agreement") is effective as of May 1, 1997 by and between California Pro Sports, Inc., having offices at 1221 B South Batesville Road, Greer, South Carolina, 29650 ("CalPro") and United Merchandising Corp., a California corporation having offices at 2525 E. El Segundo Boulevard, El Segundo, California 90245 ("UMC").

         WHEREAS, CalPro has used for several years the trademark "Kemper" and has developed certain intellectual property rights in connection therewith;

         WHEREAS, UMC desires to manufacture and sell certain items of snowboard apparel to be sold under this trademark;

         WHEREAS, CalPro is willing to grant UMC such right to manufacture and sell, upon the terms and conditions set forth below.

         THEREFORE, CalPro and UMC hereby agree as follows:

1.       Term
         ----

         The initial term of this Agreement shall be from May 1, 1997 through April 30, 2000.

2.       Rights Granted
         --------------

         CalPro hereby grants to UMC, and UMC accepts, upon the terms and conditions set forth herein, a non-exclusive, non-transferrable license (with no right to sublicense) to manufacture or cause to be manufactured snowboarding apparel which may include shell jackets, shell pants, fleece garments, vests, parkas, anoraks, socks, insulated pants, sweaters, thermal underwear, kneepads, wristguards, gloves, hats and other insulated and uninsulated winter garments bearing the name and/or logo of "Kemper" (collectively the "Licensed Products"), and to sell such Licensed Products in its retail stores in the United States. UMC agrees that the mark "Kemper" and all designs thereof are the sole property of CalPro. UMC shall at all times use such marks in a manner which will not denigrate the goodwill associated with the marks. UMC shall not attempt to register such marks with any governmental agency or purchase or license the registration of such marks from any party.

3.       Payment for Manufacturing Rights
         --------------------------------

         In consideration of the right to manufacture and sell the Licensed Products, during the initial term of this Agreement UMC shall pay to CalPro, in U.S. dollars, the greater of (i) seven and one-half percent (7 1/2%) of the F.O.B. Southern California cost to UMC for the manufacture of the apparel or
(ii) $30,000.00 per annum. UMC shall send copies of all invoices for such apparel to CalPro. UMC shall pay $15,000. to CalPro within five (5) business days following the execution and delivery (by both parties) of this Agreement. For each subsequent year during the initial term of this agreement, UMC shall pay $15,000. to CalPro within the first thirty (30) business days following receipt by UMC of all Licensed Products for such year of the initial term of this Agreement.

Agreement
September 9, 1997 (4)



         In consideration of the right to manufacture and sell the Licensed Products during each of the Option terms of this Agreement UMC shall pay to CalPro, in U.S. dollars, seven and one-half percent (7 1/2%) of the F.O.B. Southern California cost to UMC for the manufacture of the apparel. UMC shall pay to CalPro an amount equal to one-half (1/2) of the total fee for the previous year within thirty (30) days business days following the commencement of each such option term, and the balance of all sums due and owing CalPro, for each year of the option terms of this Agreement shall be paid by UMC within thirty (30) days following receipt by UMC of all Licensed Products for such year of the initial term of this Agreement.

4.       Option to Extend
         ----------------

         UMC shall have the option to extend this contract for an additional year. Such option shall be exercised by UMC no later than April 1, 2000, and shall be null and void if not so exercised.

         UMC shall further have the option to extend this contract for a second additional year. Such option shall be exercised by UMC no later than April 1, 2001, and shall be null and void if not so exercised.

5.       Other Goods
         -----------

         CalPro covenants and agrees that UMC shall have a right of first refusal to use the name "Kemper" on other snowboarding goods, including snowboards, boots, bindings and bags. In the event UMC should desire to so use the Kemper name, UMC shall notify CalPro, and in the event CalPro should desire to permit the Kemper name to be so used, CalPro shall notify UMC, and the parties shall negotiate, in good faith, a reasonable payment percentage which shall be set forth in an amendment to this Agreement.

6.       Interpretation and Enforcement
         ------------------------------

         This Agreement shall be construed in accordance with the laws of the state of California. In the event any legal action becomes necessary to enforce or interpret the terms of this Agreement, the parties agree that the such action will be brought in the state or federal Courts of Los Angeles County, and the parties hereby submit to the jurisdiction of said courts.

7.       Entire Agreement
         ----------------

         This Agreement contains the entire understanding of the parties, and there are no representations, warranties, promises of undertakings other than those contained herein. This Agreement supersedes all previous agreements between the parties hereto. No waiver or

Agreement
September 9, 1997 (4)


modification of any of the terms or provisions of this Agreement shall be valid unless contained in a writing signed by the parties.

California Pro Sports, Inc.                         United Merchandising Corp.

By:   /s/ Barry S. Hollander                        By:   /s/ Steve G. Mills
   -------------------------------                     -------------------------
      Acting President                                    President


By: ______________________________                  By:   /s/ Gary S. Meade
                                                       -------------------------
                                                         Secretary

Dated: September 15, 1997                           Dated: September 15, 1997
       ------------------                                  ------------------